Exhibit 99.1

News Release

JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth
Full-year revenue up 14% to $6.8 billion; fee revenue up 11% to $5.8 billion
CHICAGO, February 6, 2017 -- Jones Lang LaSalle Incorporated (NYSE: JLL) today reported diversified revenue increases for the full year and fourth quarter of 2016. For the full year, diluted earnings per share were $6.98 and adjusted diluted earnings per share were $8.13. Fourth quarter diluted earnings per share were $3.62; adjusted diluted earnings per share were $3.95. Fourth quarter revenue was up 14 percent to $2.2 billion; fee revenue of $1.8 billion was up 11 percent.

•	Fourth-quarter and full-year revenue growth led by Property & Facility Management and Project & Development Services

•	Margin declines reflect increased investments in technology and data, shift toward annuity businesses and decline in LaSalle equity earnings

•	Robust full-year leasing and capital markets performance despite market volume declines

•	Strong performance in Continental Europe overshadowed by post-Brexit market volume and margin declines in the UK

•	LaSalle continues solid performance and annuity-based advisory fee expansion

•	Net debt reduced by $171 million during the quarter, reducing leverage to 1.7x
CEO Comment:
“We recorded double-digit revenue growth for both the fourth quarter and full year of 2016, driven by recent acquisitions and organic growth,” said Christian Ulbrich, JLL CEO. “Going forward, we are focused on translating our increases in revenue and strategic investments into accelerated profit growth," Ulbrich added. "Our businesses continue to perform well, and we expect economic and real estate markets to remain positive in most markets globally this year.”

Summary Financial Results	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions, except per share data)	2016	2015	2016	2015

Revenue	$2,158	$1,887	$6,804	$5,966
Fee Revenue[1]	1,849	1,667	5,757	5,165
Net Income	165	196	318	438
Adjusted Net Income[2]	180	210	370	463

Diluted Earnings per Share	$3.62	$4.31	$6.98	$9.65
Adjusted Diluted Earnings per Share[2]	$3.95	$4.61	$8.13	$10.20

Adjusted EBITDA[3]	$286	$310	$658	$742
Adjusted EBITDA, Real Estate Services	265	280	542	582
Adjusted EBITDA, LaSalle	21	30	116	160
See Financial Statement Notes (1), (2) and (3) following the Financial Statements in this news release.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 2

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2016	2015

Real Estate Services (“RES”)
Leasing	$575.3	$565.9	2%	3%
Capital Markets & Hotels	341.5	332.2	3	7
Capital Markets & Hotels Fee Revenue[1]	320.3	333.0	(4)	—
Property & Facility Management	603.3	439.6	37	46
Property & Facility Management Fee Revenue[1]	469.2	335.5	40	49
Project & Development Services	351.8	278.6	26	31
Project & Development Services Fee Revenue[1]	197.9	161.4	23	26
Advisory, Consulting and Other	186.3	174.1	7	12
Total RES Revenue	$2,058.2	$1,790.4	15%	20%
Total RES Fee Revenue[1]	$1,749.0	$1,569.9	11%	16%

LaSalle Investment Management ("LaSalle")
Advisory Fees	$65.8	$61.6	7%	11%
Transaction Fees & Other	10.3	11.2	(8)	(7)
Incentive Fees	23.9	24.2	(1)	(4)
Total LaSalle Revenue	$100.0	$97.0	3%	5%

Total Firm Revenue	$2,158.2	$1,887.4	14%	19%
Total Fee Revenue[1]	$1,849.0	$1,666.9	11%	15%

Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective this quarter, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from our non-GAAP performance measures.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 3

Consolidated Revenue ($ in millions, “LC” = local currency)	Twelve Months Ended December 31,		% Change in USD	% Change in LC
	2016	2015

RES
Leasing	$1,759.2	$1,669.2	5%	7%
Capital Markets & Hotels	972.1	956.9	2	4
Capital Markets & Hotels Fee Revenue[1]	948.6	957.7	(1)	2
Property & Facility Management	1,902.5	1,550.6	23	29
Property & Facility Management Fee Revenue[1]	1,434.0	1,121.4	28	33
Project & Development Services	1,195.2	882.1	35	40
Project & Development Services Fee Revenue[1]	640.2	510.0	26	28
Advisory, Consulting and Other	567.0	509.9	11	15
Total RES Revenue	$6,396.0	$5,568.7	15%	18%
Total RES Fee Revenue[1]	$5,349.0	$4,768.2	12%	15%

LaSalle
Advisory Fees	$260.8	$242.9	7%	10%
Transaction Fees & Other	51.1	30.6	67	65
Incentive Fees	95.9	123.5	(22)	(25)
Total LaSalle Revenue	$407.8	$397.0	3%	3%

Total Revenue	$6,803.8	$5,965.7	14%	17%
Total Fee Revenue[1]	$5,756.8	$5,165.2	11%	14%

Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective this quarter, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from our non-GAAP performance measures.

Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Consolidated Performance Highlights:

•
Record consolidated revenue performance of $6.8 billion and consolidated fee revenue of $5.8 billion for the year represented double-digit percentage increases over a robust 2015. For the fourth quarter, consolidated revenue was $2.2 billion and consolidated fee revenue was $1.8 billion, which represented increases of 19 percent and 15 percent, respectively, against the same period in 2015. Revenue growth occurred across all geographic segments and LaSalle, fueled by recent acquisitions that contributed over $470 million of incremental fee revenue in 2016. Annuity businesses led revenue growth while transactional businesses also grew against a global decline in market volumes, which was notably impactful in the UK.

•
Consolidated operating expenses for the year were $6.4 billion, compared with $5.4 billion for the same period in 2015, an increase of 21 percent. Consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $5.3 billion for the year, compared with $4.6 billion last year, an increase of 18 percent. For the fourth quarter, consolidated operating expenses were $1.9 billion, and consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $1.6 billion, up 24 percent and 20 percent, respectively, against 2015. The annual expense growth reflected expansion of annuity businesses and included over $420 million of fee-based operating expenses from recent acquisitions and nearly $60 million of technology and data expenditures, excluding depreciation and amortization, incremental to 2016.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 4

•	LaSalle generated solid performance for the year, driven by continued growth of annuity-based advisory fees together with strong incentive and transaction fee performance.

•
Net income attributable to common shareholders was $317.8 million for the year, compared to $438.4 million last year. Adjusted EBITDA was $657.9 million for the year, compared with $742.3 million last year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 11.4 percent in USD (11.1 percent in local currency) for the year, compared with 14.4 percent last year.

The results for the year reflect strong revenue growth which was more than offset, notably by the following year-over-year changes:

•	$66.2 million decline in LaSalle incentive fee revenue and equity earnings;

•
$45.6 million EBITDA decline from a change in EMEA service mix, led by slower UK capital markets and leasing volumes and a decline in capital markets performance fees, combined with additional contract expenses incurred during the wind-down of operations in a non-core UK market; and

•	Aforementioned increase in technology and data expenditures.
The acquisition of Integral UK Ltd. (“Integral”) also contributed to the results, and particularly margin performance, by adding $175.6 million of fee revenue and $167.5 million of fee-based operating expenses, excluding depreciation and amortization, during 2016.
For the fourth quarter, net income attributable to common shareholders was $165.3 million, compared with $195.9 million last year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 15.5 percent in USD (15.1 percent in local currency) for the quarter, compared with 18.6 percent last year.

•
Diluted earnings per share for the year were $6.98, compared with $9.65 last year. Adjusted diluted earnings per share were $8.13, compared with $10.20 last year. Diluted earnings per share for the fourth quarter were $3.62, compared with $4.31 last year. Adjusted diluted earnings per share were $3.95 for the fourth quarter, compared with $4.61 last year.

Balance Sheet and Net Interest Expense:

•
Total net debt was $1.1 billion as of December 31, 2016, a decrease of $171 million from the third quarter, but an increase of $673 million from prior year. The year-to-date increase primarily reflected outflows for acquisitions and capital expenditures of $538 million and $216 million, respectively.

•	Net interest expense for the year was $45.3 million, up from $28.1 million in 2015, primarily due to an increase in average borrowings from $335.1 million during 2015 to $981.6 million during 2016.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 5

Business Segment Performance Highlights
Americas Real Estate Services

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2016	2015

Leasing	$390.7	$374.6	4%	4%
Capital Markets & Hotels	145.0	105.7	37	38
Capital Markets & Hotels Fee Revenue[1]	123.8	106.5	16	17
Property & Facility Management	216.9	207.4	5	6
Property & Facility Management Fee Revenue[1]	170.6	154.7	10	10
Project & Development Services	106.3	82.9	28	29
Project & Development Services Fee Revenue[1]	105.4	81.5	29	30
Advisory, Consulting and Other	59.5	43.9	36	36
Total Revenue	$918.4	$814.5	13%	13%
Total Fee Revenue	$850.0	$761.2	12%	12%

Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective this quarter, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from our non-GAAP performance measures.

Americas Revenue ($ in millions, “LC” = local currency)	Twelve Months Ended December 31,		% Change in USD	% Change in LC
	2016	2015

Leasing	$1,275.0	$1,165.1	9%	10%
Capital Markets & Hotels	427.3	331.8	29	29
Capital Markets & Hotels Fee Revenue[1]	403.8	332.6	21	22
Property & Facility Management	745.7	707.2	5	8
Property & Facility Management Fee Revenue[1]	571.5	500.4	14	15
Project & Development Services	349.3	263.3	33	34
Project & Development Services Fee Revenue[1]	331.5	258.0	28	30
Advisory, Consulting and Other	168.6	138.1	22	23
Total Revenue	$2,965.9	$2,605.5	14%	15%
Total Fee Revenue	$2,750.4	$2,394.2	15%	15%

Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective this quarter, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from our non-GAAP performance measures.

Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 6

Americas Performance Highlights:

•
Total revenue for the year was $3.0 billion, a 15 percent increase compared with last year. Fee revenue for the year was $2.8 billion, an increase of 15 percent from 2015. Fee revenue growth compared with last year was broad-based across all business lines, reflecting balanced organic and acquisition-driven expansion. For the fourth quarter, total revenue was $918.4 million and total fee revenue was $850.0 million, representing increases of 13 percent and 12 percent, respectively, over the prior year quarter.

•
Operating expenses for the year were $2.7 billion, up 16 percent from $2.4 billion in 2015. Fee-based operating expenses for the year, excluding restructuring and acquisition charges, were $2.5 billion, up 18 percent from $2.1 billion in 2015. Operating expenses for the quarter were $796.1 million, up 13 percent from $706.9 million in 2015. Fee-based operating expenses for the quarter, excluding restructuring and acquisition charges, were $748.9 million, up 15 percent from $652.8 million in the fourth quarter of 2015.

•
Operating income for the year was $260.7 million, up 6 percent from $245.2 million in 2015. Adjusted EBITDA was $322.0 million for the year, compared with $309.3 million in 2015. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 11.7 percent in USD and local currency for the year, compared with 12.9 percent in 2015. The decline in Adjusted EBITDA margin was driven by continued spend in data, technology and people, partially offset by the contributions from recent acquisitions. Operating income for the quarter was $122.3 million, up from $107.6 million in 2015. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 14.8 percent in USD (14.9 percent in local currency) for the fourth quarter, compared with 16.5 percent in the prior year quarter.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 7

EMEA Real Estate Services

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2016	2015

Leasing	$97.3	$103.4	(6)%	1%
Capital Markets & Hotels	141.5	176.0	(20)	(12)
Property & Facility Management	203.5	85.2	n.m.	n.m.
Property & Facility Management Fee Revenue[1]	167.1	68.1	n.m.	n.m.
Project & Development Services	181.1	163.0	11	19
Project & Development Services Fee Revenue[1]	61.5	58.7	5	11
Advisory, Consulting and Other	80.7	86.2	(6)	4
Total Revenue	$704.1	$613.9	15%	28%
Total Fee Revenue	$548.1	$492.5	11%	24%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

EMEA Revenue ($ in millions, “LC” = local currency)	Twelve Months Ended December 31,		% Change in USD	% Change in LC
	2016	2015

Leasing	$268.6	$289.4	(7)%	(3)%
Capital Markets & Hotels	386.9	475.2	(19)	(13)
Property & Facility Management	517.5	304.8	70	92
Property & Facility Management Fee Revenue[1]	405.6	224.4	81	n.m.
Project & Development Services	659.1	487.1	35	42
Project & Development Services Fee Revenue[1]	207.7	170.1	22	27
Advisory, Consulting and Other	245.4	246.6	—	7
Total Revenue	$2,077.5	$1,803.1	15%	24%
Total Fee Revenue	$1,514.2	$1,405.7	8%	16%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 8

EMEA Performance Highlights:

•
Total revenue for the year was $2.1 billion, an increase of 24 percent from last year. Fee revenue for the year was $1.5 billion, an increase of 16 percent from 2015. Revenue expansion compared with 2015 was most notable in Property & Facility Management, driven by approximately $175 million of incremental fee revenue from the August 2016 acquisition of Integral, along with Project & Development Services. Partially offsetting the increase in revenue was the impact of a 39 percent year-over-year decrease (measured in USD) in capital markets investment volumes in the UK. Revenue growth in the region was led by Germany and France combined with the acquisition of Integral in the UK. For the fourth quarter, total revenue was $704.1 million and total fee revenue was $548.1 million, representing increases of 28 percent and 24 percent, respectively, from 2015.

•
Operating expenses for the year were $2.0 billion, up 30 percent from $1.7 billion in 2015. Fee-based operating expenses, excluding restructuring and acquisition charges, were $1.4 billion, up 24 percent from $1.3 billion in 2015, primarily reflecting the impact of the Integral acquisition. Operating expenses for the fourth quarter were $636.2 million, up 37 percent from $524.1 million in 2015. Fee-based operating expenses for the quarter, excluding restructuring and acquisition charges, were $480.2 million, up 35 percent from $402.7 million in 2015.

•
Operating income for the year was $79.1 million, down from $144.7 million in 2015. Adjusted EBITDA was $115.7 million for the year, compared with $170.9 million in 2015. Adjusted EBITDA margin, calculated on a fee revenue basis, was 7.6 percent in USD (7.0 percent in local currency) for the year, compared with 12.2 percent in 2015. The decline in profitability was primarily UK-focused and driven by the decline in capital markets transaction volumes, nearly $35.0 million of capital markets performance fees earned in 2015 that did not recur in 2016, and approximately $13.0 million of additional contract expenses incurred during the wind down of operations in a non-core market. The decline in adjusted EBITDA margin also reflects the shift in service mix associated with the Integral acquisition. Operating income for the fourth quarter was $67.9 million, down from $89.8 million in 2015. Adjusted EBITDA margin, calculated on a fee revenue basis, was 14.8 percent in USD (13.6 percent in local currency) for the fourth quarter, compared with 19.6 percent in 2015.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 9

Asia Pacific Real Estate Services

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2016	2015

Leasing	$87.3	$87.8	(1)%	1%
Capital Markets & Hotels	55.0	50.5	9	8
Property & Facility Management	182.9	147.0	24	24
Property & Facility Management Fee Revenue[1]	131.5	112.7	17	16
Project & Development Services	64.4	32.7	97	98
Project & Development Services Fee Revenue[1]	31.0	21.2	46	47
Advisory, Consulting and Other	46.1	44.0	5	4
Total Revenue	$435.7	$362.0	20%	20%
Total Fee Revenue	$350.9	$316.2	11%	11%

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Twelve Months Ended December 31,		% Change in USD	% Change in LC
	2016	2015

Leasing	$215.6	$214.7	—%	2%
Capital Markets & Hotels	157.9	149.9	5	5
Property & Facility Management	639.3	538.6	19	20
Property & Facility Management Fee Revenue[1]	456.9	396.6	15	16
Project & Development Services	186.8	131.7	42	44
Project & Development Services Fee Revenue[1]	101.0	81.9	23	25
Advisory, Consulting and Other	153.0	125.2	22	23
Total Revenue	$1,352.6	$1,160.1	17%	18%
Total Fee Revenue	$1,084.4	$968.3	12%	13%

Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 10

Asia Pacific Performance Highlights:

•
Total revenue for the year was $1.4 billion, an increase of 18 percent from last year. Fee revenue for the year was $1.1 billion, an increase of 13 percent from 2015. Revenue growth compared with last year was driven by Property & Facility Management; Advisory, Consulting & Other; and Project & Development Services. Growth in the region, led by Japan, Australia and Greater China, was balanced between organic expansion and acquisitions of annuity businesses such as property management, facilities management and valuations. For the fourth quarter, total revenue was $435.7 million and total fee revenue was $350.9 million, representing increases of 20 percent and 11 percent, respectively, from 2015.

•
Operating expenses for the year were $1.3 billion, up 19 percent from $1.1 billion in 2015. Fee-based operating expenses, excluding restructuring and acquisition charges, were $1.0 billion, up 14 percent from $881.8 million in 2015. Operating expenses for the quarter were $382.2 million, up 23 percent from $308.9 million in 2015. Fee-based operating expenses for the fourth quarter, excluding restructuring and acquisition charges, were $297.4 million, up 12 percent from $263.1 million in 2015.

•
Operating income for the year was $86.4 million, consistent with 2015. Adjusted EBITDA was $104.8 million for the year, compared with $102.7 million in 2015. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 9.7 percent in USD (9.6 percent in local currency) for the year, compared with 10.6 percent in 2015, and reflected increases in data and technology investments. Operating income for the fourth quarter was $53.5 million, up 3 percent from $53.1 million in 2015. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 16.8 percent in USD (17.2 percent in local currency) for the fourth quarter, compared with 18.4 percent in 2015.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 11

LaSalle

LaSalle Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2016	2015

Advisory Fees	$65.8	$61.6	7%	11%
Transaction Fees & Other	10.3	11.2	(8)	(7)
Incentive Fees	23.9	24.2	(1)	(4)
Total Revenue	$100.0	$97.0	3%	5%

Equity Earnings	$5.0	$12.6	(60)%	(60)%

LaSalle Revenue ($ in millions, “LC” = local currency)	Twelve Months Ended December 31,		% Change in USD	% Change in LC
	2016	2015

Advisory Fees	$260.8	$242.9	7%	10%
Transaction Fees & Other	51.1	30.6	67	65
Incentive Fees	95.9	123.5	(22)	(25)
Total Revenue	$407.8	$397.0	3%	3%

Equity Earnings	$31.5	$70.1	(55)%	(55)%

Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle Performance Highlights:

•
Total revenue for the year was up 3 percent from last year, and included $260.8 million of advisory fees, $95.9 million of incentive fees and $51.1 million of transaction fees. Total revenue for the quarter was up 5 percent from last year.

•
Equity earnings for the year were $31.5 million, as compared with $70.1 million in the prior year. While activity in both periods reflected net valuation increases of assets within the co-investment portfolio, gains recognized in 2015 from the disposition of legacy investments that did not recur in 2016 contributed substantially to the year-over-year decline.

•
Operating expenses for the year were $324.9 million, up 7 percent from $309.5 million last year. Operating expenses for the fourth quarter were $84.8 million, up 9 percent from $80.3 million the prior year quarter.

•
Operating income for the year was $82.9 million, a decrease from $87.5 million in 2015. Adjusted EBITDA was $115.7 million for the year compared with $159.8 million last year. Adjusted EBITDA margin was 28.4 percent in USD (27.5 percent in local currency) for the year, compared with 40.2 percent last year. The decreases in Adjusted EBITDA and Adjusted EBITDA margin reflected the year-over-year decline in incentive fee revenue and equity earnings along with the impact of deferred compensation expense. Operating income for the fourth quarter was $15.2 million, a decrease from $16.7 million in 2015. Adjusted EBITDA was $20.3 million for the quarter, compared with $29.9 million last year. Adjusted EBITDA margin was 20.3 percent in USD (19.1 percent in local currency) for the quarter, compared with 30.8 percent in 2015.

•	Net capital raise was $5.1 billion for the year, with $188 million raised in the fourth quarter.

•
Assets under management reached a record high of $60.1 billion as of December 31, 2016, up from $59.7 billion as of September 30, 2016, and $56.4 billion as of December 31, 2015. The net annual increase in assets under management resulted from $10.7 billion of acquisitions and $5.5 billion of net valuation increases, partially offset by $10.6 billion of dispositions and withdrawals and $1.9 billion of foreign currency decreases.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 12

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. A Fortune 500 company, JLL helps real estate owners, occupiers and investors achieve their business ambitions. In 2016, JLL had revenue of $6.8 billion and fee revenue of $5.8 billion and, on behalf of clients, managed 4.4 billion square feet, or 409 million square meters, and completed sales acquisitions and finance transactions of approximately $136 billion. At year-end 2016, JLL had nearly 300 corporate offices, operations in over 80 countries and a global workforce of more than 77,000. As of December 31, 2016, LaSalle Investment Management has $60.1 billion of real estate under asset management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com.
200 East Randolph Drive Chicago Illinois 60601 | 30 Warwick Street London W1B 5NH | 9 Raffles Place #39-00 Republic Plaza Singapore 048619
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of JLL to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL’s business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL’s Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016 and in other reports filed with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in JLL’s expectations or results, or any change in events.

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JLL Reports Strong Fourth-Quarter and Full-Year 2016 Revenue Growth - Page 13

Live Webcast
We are offering a live webcast for shareholders, analysts, and investment professionals on Monday, February 6, 2017 at 5:00 p.m. Eastern. Follow these steps to participate:

1.	You must have a minimum 14.4 Kbps Internet connection

2.	Go to http://edge.media-server.com/m/p/jwbhpzav

3.	Download free Windows Media Player software: (link located under registration form)

4.	If you experience problems listening, please call the webcast hotline +1 800 774 9473 and provide your Event ID (ca3h9owp).
Conference Call
Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

▪	United States callers:	+1 844 231 9804
▪	International callers:	+1 402 858 7998
▪	Passcode:	51862587
Supplemental Information
Supplemental information regarding the fourth quarter 2016 earnings call has been posted to the Investor Relations section of the company's website: ir.jll.com.
Web Audio Replay
An audio replay will be available for download or stream. Information and the link can be found on the company’s website: ir.jll.com.
If you have any questions, please contact JLL’s Investor Relations department at: JLLInvestorRelations@am.jll.com.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions, except share and per share data)	2016	2015	2016	2015

Revenue	$2,158.2	$1,887.4	$6,803.8	$5,965.7

Operating expenses:
Compensation and benefits	1,232.7	1,105.5	3,983.1	3,564.6
Operating, administrative and other	623.3	483.6	2,169.8	1,729.1
Depreciation and amortization	43.3	31.1	141.8	108.1
Restructuring and acquisition charges[5]	32.6	13.4	68.5	34.1
Total operating expenses	1,931.9	1,633.6	6,363.2	5,435.9

Operating income	226.3	253.8	440.6	529.8

Interest expense, net of interest income	13.1	7.7	45.3	28.1
Equity earnings from real estate ventures	6.1	13.6	33.8	77.4
Other income	—	—	13.3	—

Income before income taxes and noncontrolling interest	219.3	259.7	442.4	579.1
Provision for income taxes	52.7	61.2	108.0	132.8
Net income	166.6	198.5	334.4	446.3

Net income attributable to noncontrolling interest	1.1	2.4	16.2	7.6
Net income attributable to the company	$165.5	$196.1	$318.2	$438.7

Dividends on unvested common stock, net of tax benefit	0.2	0.2	0.4	0.3
Net income attributable to common shareholders	$165.3	$195.9	$317.8	$438.4

Basic earnings per common share	$3.66	$4.35	$7.04	$9.75
Basic weighted average shares outstanding (in thousands)	45,210	45,043	45,154	44,940

Diluted earnings per common share	$3.62	$4.31	$6.98	$9.65
Diluted weighted average shares outstanding (in thousands)	45,642	45,492	45,528	45,415

EBITDA attributable to common shareholders[3]	$274.4	$295.9	$612.9	$707.4

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions)	2016	2015	2016	2015
REAL ESTATE SERVICES

AMERICAS
Revenue	$918.4	$814.5	$2,965.9	$2,605.5
Gross contract costs[1]	(47.2)	(54.1)	(192.0)	(212.1)
Net non-cash MSR and mortgage banking derivative activity[1]	(21.2)	0.8	(23.5)	0.8
Total fee revenue	850.0	761.2	2,750.4	2,394.2

Operating expenses:
Compensation, operating and administrative expenses	771.7	690.2	2,620.6	2,297.1
Depreciation and amortization	24.4	16.7	84.6	63.2
Total segment operating expenses	796.1	706.9	2,705.2	2,360.3
Gross contract costs[1]	(47.2)	(54.1)	(192.0)	(212.1)
Total fee-based segment operating expenses	748.9	652.8	2,513.2	2,148.2

Segment operating income	$122.3	$107.6	$260.7	$245.2
Equity earnings	0.4	0.5	1.2	5.9
Total segment income	$122.7	$108.1	$261.9	$251.1

Adjusted operating income	$104.3	$110.4	$248.1	$252.4

Adjusted EBITDA	$125.7	$125.3	$322.0	$309.3

EMEA
Revenue	$704.1	$613.9	$2,077.5	$1,803.1
Gross contract costs[1]	(156.0)	(121.4)	(563.3)	(397.4)
Total fee revenue	548.1	492.5	1,514.2	1,405.7

Operating expenses:
Compensation, operating and administrative expenses	622.9	515.0	1,961.3	1,631.2
Depreciation and amortization	13.3	9.1	37.1	27.2
Total segment operating expenses	636.2	524.1	1,998.4	1,658.4
Gross contract costs[1]	(156.0)	(121.4)	(563.3)	(397.4)
Total fee-based segment operating expenses	480.2	402.7	1,435.1	1,261.0

Segment operating income	$67.9	$89.8	$79.1	$144.7
Equity (losses) / earnings	—	—	(0.1)	0.8
Total segment income	$67.9	$89.8	$79.0	$145.5

Adjusted operating income	$71.9	$91.3	$90.1	$148.6

Adjusted EBITDA	$81.0	$96.7	$115.7	$170.9

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions)	2016	2015	2016	2015
ASIA PACIFIC
Revenue	$435.7	$362.0	$1,352.6	$1,160.1
Gross contract costs[1]	(84.8)	(45.8)	(268.2)	(191.8)
Total fee revenue	350.9	316.2	1,084.4	968.3

Operating expenses:
Compensation, operating and administrative expenses	377.3	304.2	1,248.9	1,058.1
Depreciation and amortization	4.9	4.7	17.3	15.5
Total segment operating expenses	382.2	308.9	1,266.2	1,073.6
Gross contract costs[1]	(84.8)	(45.8)	(268.2)	(191.8)
Total fee-based segment operating expenses	297.4	263.1	998.0	881.8

Segment operating income	$53.5	$53.1	$86.4	$86.5
Equity earnings	0.6	0.5	1.1	0.7
Total segment income	$54.1	$53.6	$87.5	$87.2

Adjusted operating income	$54.5	$53.6	$88.7	$87.2

Adjusted EBITDA	$59.0	$58.3	$104.8	$102.7

LASALLE INVESTMENT MANAGEMENT
Revenue	$100.0	$97.0	$407.8	$397.0

Operating expenses:
Compensation, operating and administrative expenses	84.1	79.7	322.1	307.3
Depreciation and amortization	0.7	0.6	2.8	2.2
Total segment operating expenses	84.8	80.3	324.9	309.5

Segment operating income	$15.2	$16.7	$82.9	$87.5
Equity earnings	5.0	12.6	31.5	70.1
Total segment income	$20.2	$29.3	$114.4	$157.6

Adjusted operating income	$15.2	$16.7	$82.9	$87.5

Adjusted EBITDA	$20.3	$29.9	$115.7	$159.8

SEGMENT RECONCILING ITEMS
Total revenue	$2,158.2	$1,887.4	$6,803.8	$5,965.7
Total segment operating expenses before restructuring and acquisition charges	$1,899.3	$1,620.2	$6,294.7	$5,401.8
Total segment operating income	$258.9	$267.2	$509.1	$563.9
Restructuring and acquisition charges[5]	32.6	13.4	68.5	34.1
Operating income	$226.3	$253.8	$440.6	$529.8

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
(Unaudited)
	December 31,	December 31,
(in millions, except share and per share data)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$258.5	$216.6
Trade receivables, net of allowances	1,870.6	1,591.7
Notes and other receivables	326.7	267.3
Warehouse receivables	600.8	265.2
Prepaid expenses	81.7	77.8
Deferred tax assets, net	—	132.9
Other	161.4	99.3
Total current assets	3,299.7	2,650.8

Property and equipment, net of accumulated depreciation	501.0	423.3
Goodwill, with indefinite useful lives	2,579.3	2,141.5
Identified intangibles, net of accumulated amortization	295.0	227.2
Investments in real estate ventures	355.4	311.5
Long-term receivables	176.4	135.2
Deferred tax assets, net	180.9	87.2
Deferred compensation plans	173.0	134.3
Other	68.7	76.1
Total assets	$7,629.4	$6,187.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$846.2	$712.6
Accrued compensation	1,064.7	1,088.9
Short-term borrowings	89.5	49.2
Deferred tax liabilities, net	—	21.1
Deferred income	129.8	114.8
Deferred business acquisition obligations	28.6	54.7
Warehouse facility	580.1	263.1
Other	227.4	200.8
Total current liabilities	2,966.3	2,505.2

Noncurrent liabilities:
Credit facility, net of debt issuance costs	905.4	239.6
Long-term senior notes, net of debt issuance costs	272.7	272.3
Deferred tax liabilities, net	21.5	33.0
Deferred compensation	201.1	156.2
Deferred business acquisition obligations	73.8	42.9
Other	367.1	208.5
Total liabilities	$4,807.9	$3,457.7

	December 31,	December 31,
(in millions, except share and per share data)	2016	2015

Redeemable noncontrolling interest	$6.8	$11.1

Company shareholders' equity:
Common stock, $.01 par value per share,100,000,000 shares authorized; 45,213,832 and 45,049,503 shares issued and outstanding as of December 31, 2016 and 2015, respectively	0.5	0.5
Additional paid-in capital	1,013.3	986.6
Retained earnings	2,333.0	2,044.2
Shares held in trust	(6.0)	(6.2)
Accumulated other comprehensive loss	(551.1)	(336.3)
Total company shareholders' equity	2,789.7	2,688.8

Noncontrolling interest	25.0	29.5
Total equity	2,814.7	2,718.3

Total liabilities and equity	$7,629.4	$6,187.1

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
(Unaudited)
	Twelve Months Ended
	December 31,
(in millions)	2016	2015

Cash provided by operating activities	$214.5	$375.8

Cash used in investing activities	(802.0)	(584.6)

Cash provided by financing activities	636.4	191.6

Effect of currency exchange rate changes on cash and cash equivalents	(7.0)	(16.6)

Net change in cash and cash equivalents	$41.9	$(33.8)

Cash and cash equivalents, beginning of period	216.6	250.4

Cash and cash equivalents, end of period	$258.5	$216.6

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Consistent with U.S. generally accepted accounting principles (“GAAP”), certain vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both Revenue and Operating expenses.

Net non-cash mortgage servicing rights ("MSR") and mortgage banking derivative activity, within our Capital Markets & Hotels business line, consists of the balances presented within Revenue composed of (a) derivative gains/losses resulting from mortgage banking loan commitment activity and (b) the gains recognized by the company in conjunction with the origination and sale of mortgage loans with retention of servicing rights, offset by (c) the amortization of the corresponding MSR intangible assets generated upon the aforementioned gain recognition over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment activity are calculated as the change in estimated fair value of loan commitments, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and the corresponding MSR intangible assets are calculated as the present value of estimated cash inflows and outflows over the estimated mortgage servicing periods. This activity is more notable following the company’s acquisition of Oak Grove Capital during the fourth quarter of 2015 and is reported entirely within the Americas segment.
Gross contract costs and Net non-cash MSR and mortgage banking derivative activity are excluded from revenue in determining “fee revenue.” Gross contract costs are excluded from operating expenses in determining “fee-based operating expenses.” Excluding gross contract costs from both Revenue and Operating expenses more accurately reflects how the company manages its expense base and its operating margins and, accordingly, is believed to be useful to investors and other external stakeholders for evaluating performance. Excluding net non-cash MSR and mortgage banking derivative activity in determining fee revenue is useful to investors and other external stakeholders for evaluating performance because the activity is non-cash in nature and reflects how the company manages and evaluates performance.
Fee revenue and fee-based operating expenses should not be considered as alternatives to Revenue and Operating expenses, respectively, determined in accordance with GAAP. Because fee revenue and fee-based operating expenses are not calculated under GAAP, the company’s fee revenue and fee-based operating expense measurements may not be comparable to similarly titled measures used by other companies.
The company defines adjusted operating income as Operating income excluding the impact of Restructuring and acquisition charges, Net non-cash MSR and mortgage banking derivative activity, and amortization of acquisition-related intangibles.
Restructuring and acquisition charges primarily consist of: (1) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount or change in leadership or transformation of business processes; (2) acquisition and integration-related charges, including non-cash fair value adjustments to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (3) lease exit charges. As noted within Note 5, Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the reconciliation from segment operating income to adjusted operating income and Adjusted EBITDA.

Amortization of acquisition-related intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to acquired management contracts, customer backlog and trade name, is more notable following the company's recent increase in acquisition activity. At the segment reporting level, this is the primary reconciling difference between segment operating income and adjusted operating income, except for the Americas segment, where Net non-cash MSR and mortgage banking derivative activity is also excluded.
Although adjusted operating income is a non-GAAP financial measure, it is used extensively by management in normal business operations to develop budgets and forecasts as well as measure and reward performance against those budgets and forecasts, inclusive of the impact from capital expenditures reflected through depreciation expense, and is believed to be useful to investors and other external stakeholders as a supplemental measure of performance. However, adjusted operating income should not be considered as an alternative to operating income or net income determined in accordance with GAAP. Any measure that eliminates components of the company’s costs of operation and investment, such as acquisition and integration-related charges, has material limitations as a performance measure. In light of these limitations, management does not rely solely on adjusted operating income as a performance measure and also considers GAAP operating income results. Because adjusted operating income is not calculated in accordance with GAAP, the company’s adjusted operating income may not be comparable to similarly titled measures used by other companies.
To conform to 2016 presentation, 2015 amounts were recast for adjusted operating income, adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA for the fourth quarter and year-to-date presentations to reflect the adjustments associated with Net non-cash MSR and mortgage banking derivative activity and amortization of acquisition-related intangibles. Additionally, adjustments to fee revenue amounts presented throughout have been made to exclude Net non-cash MSR and mortgage banking derivative activity.
Below are reconciliations of GAAP revenue to fee revenue, GAAP operating expenses to fee-based operating expenses and GAAP operating income to adjusted operating income:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions)	2016	2015	2016	2015

Revenue	$2,158.2	$1,887.4	$6,803.8	$5,965.7
Gross contract costs	(288.0)	(221.3)	(1,023.5)	(801.3)
Net non-cash MSR and mortgage banking derivative activity	(21.2)	0.8	(23.5)	0.8
Fee revenue	1,849.0	1,666.9	5,756.8	5,165.2

Operating expenses	1,931.9	1,633.6	6,363.2	5,435.9
Gross contract costs	(288.0)	(221.3)	(1,023.5)	(801.3)
Fee-based operating expenses	$1,643.9	$1,412.3	$5,339.7	$4,634.6

Operating income	$226.3	$253.8	$440.6	$529.8
Restructuring and acquisition charges[5]	32.6	13.4	68.5	34.1
Net non-cash MSR and mortgage banking derivative activity	(21.2)	0.8	(23.5)	0.8
Amortization of acquisition-related intangibles	8.1	4.0	24.1	11.0
Adjusted operating income	$245.8	$272.0	$509.7	$575.7

2.
Net Restructuring and acquisition charges, Net non-cash MSR and mortgage banking derivative activity, and amortization of acquisition-related intangibles are excluded from GAAP net income attributable to common shareholders to arrive at the company’s definition of adjusted net income used in the calculation of adjusted diluted earnings per share.

Although adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, they are used extensively by management in normal business operations to develop budgets and forecasts as well as measure and reward performance against those budgets and forecasts, inclusive of the impact from capital expenditures reflected through depreciation expense, and are believed to be useful to investors and other external stakeholders as a supplemental measure of performance. However, adjusted net income and adjusted diluted earnings per share should not be considered as alternatives to Net income and Diluted earnings per common share determined in accordance with GAAP. Any measure that eliminates components of the company’s costs of operation and investment, such as acquisition and integration-related charges, has material limitations as a performance measure. In light of these limitations, management does not rely solely on adjusted net income and adjusted diluted earnings per share as performance measures, but also considers GAAP results. Because adjusted net income and adjusted diluted earnings per share are not calculated under GAAP, the company’s adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies.
Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of diluted earnings per share for each net income total:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions, except share and per share data)	2016	2015	2016	2015

GAAP net income attributable to common shareholders	$165.3	$195.9	$317.8	$438.4
Diluted shares (in thousands)	45,642	45,492	45,528	45,415
GAAP diluted earnings per share	$3.62	$4.31	$6.98	$9.65

GAAP net income attributable to common shareholders	$165.3	$195.9	$317.8	$438.4

Restructuring and acquisition charges[5]	32.6	13.4	68.5	34.1
Net non-cash MSR and mortgage banking derivative activity	(21.2)	0.8	(23.5)	0.8
Acquisition-related intangible amortization	8.1	4.0	24.1	11.0
Tax impact of adjusted items[5]	(4.6)	(4.5)	(16.9)	(20.9)
Adjusted net income	$180.2	$209.6	$370.0	$463.4

Diluted shares (in thousands)	45,642	45,492	45,528	45,415
Adjusted diluted earnings per share	$3.95	$4.61	$8.13	$10.20
Calculated on a local currency basis, the per share results for the three and twelve months ended 2016 include a $(0.03) per share unfavorable and $0.13 per share favorable impact, respectively, due to foreign exchange rate fluctuations.
After analysis of adjusted items by tax jurisdiction, the use of our fourth quarter and full-year consolidated effective tax rates to calculate the tax impact of adjusted items was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

3.
The company's definition of EBITDA attributable to common shareholders ("EBITDA") represents GAAP net income attributable to common shareholders before interest expense net of interest income, income taxes and depreciation and amortization. Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA further adjusted for certain items we do not consider directly indicative of our ongoing performance in the context of certain performance measurements, including restructuring and acquisition charges and Net non-cash MSR and mortgage banking derivative activity.

Although Adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management in normal business operations to develop budgets and forecasts as well as measure and reward performance against those budgets and forecasts, exclusive of the impact from capital expenditures reflected through depreciation expense along with other components of the company’s capital structure. Adjusted EBITDA and EBITDA are believed to be useful to investors and other external stakeholders as supplemental measures of performance. EBITDA is used in the calculations of certain covenants related to the company’s revolving credit facility. However, Adjusted EBITDA and EBITDA should not be considered as alternatives to net income determined in accordance with GAAP. Any measure that eliminates components of the company’s capital and investment structure and costs associated with operations, has material limitations as a performance measure. In light of these limitations, management does not rely solely on Adjusted EBITDA and EBITDA as performance measures, but also considers GAAP results. Because Adjusted EBITDA and EBITDA are not calculated under GAAP, the company’s Adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.
Below is a reconciliation of net income to EBITDA and adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions)	2016	2015	2016	2015

GAAP net income attributable to common shareholders	$165.3	$195.9	$317.8	$438.4
Add:
Interest expense, net of interest income	13.1	7.7	45.3	28.1
Provision for income taxes	52.7	61.2	108.0	132.8
Depreciation and amortization	43.3	31.1	141.8	108.1
EBITDA	$274.4	$295.9	$612.9	$707.4
Add:
Restructuring and acquisition charges	32.6	13.4	68.5	34.1
Net non-cash MSR and mortgage banking derivative activity	(21.2)	0.8	(23.5)	0.8
Adjusted EBITDA	$285.8	$310.1	$657.9	$742.3

4.
In discussing our operating results, we refer to percentage changes and report Adjusted EBITDA margins in local currency, unless otherwise noted. Such amounts presented on a local currency basis are calculated by translating the current period results of our foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. We believe this methodology provides a framework for assessing our performance and operations excluding the effect of foreign currency fluctuations. Because amounts presented on a local currency basis are not calculated under U.S. GAAP, they may not be comparable to similarly titled measures used by other companies.

The following table reflects the reconciliation to local currency amounts for consolidated revenue, consolidated fee revenue, consolidated operating income, and consolidated adjusted operating income:

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions)	2016	% Change	2016	% Change
Revenue:
At current period exchange rates	$2,158.2	14%	$6,803.8	14%
Impact of change in exchange rates	87.8	n/a	198.1	n/a
At comparative period exchange rates	$2,246.0	19%	$7,001.9	17%

Fee Revenue:
At current period exchange rates	$1,849.0	11%	$5,756.8	11%
Impact of change in exchange rates	67.8	n/a	143.9	n/a
At comparative period exchange rates	$1,916.8	15%	$5,900.7	14%

Operating Income:
At current period exchange rates	$226.3	(11)%	$440.6	(17)%
Impact of change in exchange rates	1.3	n/a	(8.9)	n/a
At comparative period exchange rates	$227.6	(10)%	$431.7	(19)%

Adjusted EBITDA:
At current period exchange rates	$285.8	(8)%	$657.9	(11)%
Impact of change in exchange rates	3.3	n/a	(5.1)	n/a
At comparative period exchange rates	$289.1	(7)%	$652.8	(12)%
The favorable impact of exchange rate fluctuations on Operating Income and Adjusted EBITDA is primarily driven by EMEA regional British pound-denominated operating expenses.

5.
Restructuring and acquisition charges are excluded from our measure of segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not believed to be meaningful to investors. Accordingly, the performance of segment results has been evaluated without allocation of these charges.

Restructuring and acquisition charges of $34.1 million in the year ended December 31, 2015 included $12.8 million related to the write-off of an indemnification asset which arose from prior period acquisition activity. This write-off was offset by the recognition of a tax benefit of an equal amount in the provision for income taxes, and therefore had no impact on net income.

	Three Months Ended			Twelve Months Ended
	December 31, 2015			December 31, 2015
($ in millions)	GAAP	Adjusting Item	Adjusted	GAAP	Adjusting Item	Adjusted

Income before income taxes and noncontrolling interest	$259.7	$—	$259.7	$579.1	$12.8	$591.9
Provision for income taxes	61.2	—	61.2	132.8	12.8	145.6
Net Income	$198.5		$198.5	$446.3		$446.3
Excluding the impact of this item, the adjusted provision for income taxes for the year ended December 31, 2015 of $145.6 million reflects a 24.6 percent effective tax rate on adjusted income before taxes of $591.9 million.

6.
Each geographic region offers the company’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

7.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the Securities and Exchange Commission in the near future.

8.
EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China. Benelux refers to Belgium, the Netherlands, and Luxembourg.

9.
Certain prior-year amounts have been reclassified to conform to the current presentation. The company adopted ASU 2015-03, Interest - Imputation of Interest (ASU 2015-03), and therefore ASU 2015-15, effective January 1, 2016, as a change in accounting principle. As retrospective application is required, the comparative balance sheet information has been adjusted; debt issuance costs of $18.1 million as of December 31, 2015, have been reclassified from Other assets to Credit facility ($15.4 million) and Long-term senior notes ($2.7 million). The adoption of ASU 2015-03 had no impact on our consolidated statements of comprehensive income or cash flows.

10.
As of December 31, 2016, LaSalle had $60.1 billion of real estate assets under management with approximately $6.5 billion available for investment (“dry powder”) contemplating committed capital and available borrowing capacity at traditional leverage levels. Assets under management were composed of $30.5 billion invested in separate accounts, $14.1 billion invested in fund management vehicles, and $15.5 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $16.8 billion in North America, $15.7 billion in the UK, $7.8 billion in Asia Pacific, and $4.3 billion in continental Europe. Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316